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                                                                     EXHIBIT 3.2



                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                         DYNAMIC HEALTH PRODUCTS, INC.


Pursuant to the provisions of section 607.1006, Florida Statutes, this corporation adopts the following articles of amendment to its Articles of
Incorporation:

FIRST:    The Certificate of Incorporation of the Corporation be amended by striking Article One in its entirety and replacing therefor:

                               "Article I - Name

          The name of this Corporation is Innovative Health Products, Inc."

SECOND:   The date of the amendment's adoption: July 22, 1998.

THIRD:    The amendment was approved by the director and sole shareholder of the corporation.

     Signed this 22nd day of July, 1998.



                                             /s/ Kotha Sekharam
                                             ---------------------------------
                                             Kotha Sekharam, President